31st Annual J.P. Morgan Healthcare Conference San Francisco|January 9, 2013 Jay Grinney, President and Chief Executive Officer

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchase of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, our Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated January 7, 2013, to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Key Metrics 2008 2011 All IRFs 1,202 1,165 • Hospital-based 981 931 • Freestanding 221 234 Medicare Fee-for-Service (FFS) Spending $5.93B $6.46B No. of Medicare FFS Cases 356,000 371,288 IRF Criteria • Patients must: − Require at least two types of therapy − Tolerate a minimum of 3 hours of therapy/day − Be admitted by a physician • IRFs must: − Have a medical director of rehabilitation − Screen patients within 48 hours prior to admission − Have an interdisciplinary approach − Meet the 60% compliance threshold 3 Inpatient Rehabilitation Facility (IRF) Sector Overview Sources: MedPAC Report to Congress, Medicare Payment Policy, March 2012 – pages 235; MedPAC Report: Assessing payment adequacy: Inpatient rehabilitation facility services, December 7, 2012 Geographic Distribution of IRFs, 2010

Portfolio – As of December 31, 2012 100 Inpatient Rehabilitation Hospitals • 29 operate as JV’s with Acute Care Hospitals 24 Outpatient Rehabilitation Satellite Clinics 25 Hospital-Based Home Health Agencies 27 + Puerto Rico Number of States ~ 22,700 Employees Key Statistics – (TTM as of Sept. 30, 2012) ~ $2.1 Billion Revenue 122,225 Inpatient Discharges 907,105 Outpatient Visits Patients Served Most Common Conditions (Q3 2012): 1. Neurological 21.2% 2. Stroke 16.1% 3. Other orthopedic conditions 9.4% 4. Fracture of the lower extremity 9.3% 5. Debility 8.9% 4 New Hospitals Walton acquisition in Augusta, GA; expect to close Q1 2013 Ocala, FL began accepting patients in December 2012 Under construction, Stuart, FL; expect to be operational Q2 2013 Under construction, Littleton, CO; expect to be operational Q2 2013 CON approved for 50-bed hospital in Orlando, FL; expect to be operational 2nd half of 2014 CON approved for 50-bed hospital in Newnan, GA CON approved for Middletown, DE; being contested CON approved for Williamson Co, TN; being contested Marketshare ~ 9% of IRFs (Total in U.S. = 1,139) ~ 19% of Licensed Beds ~ 21% of Patients Served HealthSouth is the Nation’s Leading IRF Provider

Most IRF patients have medical conditions associated with aging; the demand/need for inpatient rehabilitative services is expected to grow as the Medicare-eligible population increases.

Median Age of a HealthSouth Patient:

- All patients = 72
- Medicare FFS = 76

IRF Conditions 2011 (1)

1.	Stroke	19.8%
2.	Fracture of the lower extremity	13.9%
3.	Knee/Hip replacement	10.5%
4.	Debility	10.4%
5.	Neurological disorders	10.3%
6.	Brain injury	7.5%
7.	Other orthopedic conditions	7.0%
8.	Cardiac conditions	5.1%
9.	Spinal cord injury	4.3%
10.	All other	11.1%

IRF Services (1)

Inpatient rehabilitation facilities (IRFs) provide intensive rehabilitation services to patients after an injury, illness, or surgery. Rehabilitation programs at IRFs are supervised by rehabilitation physicians and include services such as physical and occupational therapy, rehabilitation nursing, prosthetic and orthotic services, and speech-language pathology.



Medicare Enrollment (Age 65+)
millions
60
40
20
As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. (2)
~3% CAGR Post 2011
2% CAGR Prior to 2011
2001
2011
2021

(1) Medicare Report to Congress, Medicare Payment Policy, March 2012 – page 233 and 241

(2) 2012 Annual Report of the Boards of Trustees of the Federal Hospital Insurance and Federal Supplementary Medical Insurance Trust Funds - pages 10 and 22

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24 26 28 30 32 34 36 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 HealthSouth differentiates itself on its superior outcomes… FIM Gain Change in Functional Independence Measurement (based on an 18 point assessment) from admission to discharge HealthSouth UDS Average (1) 6 • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. − The Functional Independence Measurement (“FIM”) patient assessment instrument is used for these evaluations. • The difference between the FIM scores at admission and upon discharge is called the “FIM Gain.” − The greater the FIM Gain, the greater the patient’s level of independence, the better the patient outcome. (1) The UDS average is the risk adjusted average of a patient mix pulled from the UDS nation (including HealthSouth) that is similar to the HealthSouth actual patient mix. Cases are placed into CMGs by admitting impairment code, functional status at admission, and sometimes age.

Avg. Beds per IRF Avg. Medicare Discharges per IRF (2) Avg. Est. Total Cost per Discharge for FY 2013 Avg. Est. Total Payment per Discharge for FY 2013 HLS (1) = 97 67 896 $12,371 $17,301 Free- standing (Non-HLS) = 135 52 597 $16,251 $18,603 Hospital Units = 907 23 231 $18,857 $18,249 Total 1,139 30 331 $16,805 $18,106 Total Inpatient Rehabilitation Facilities (IRFs): 1,139 …and its cost effectivenes . • Medicare pays HealthSouth less per discharge, on average, and HealthSouth treats a higher acuity patient. 7 (1) The 97 for HLS does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, HealthSouth Rehabilitation Hospital at Drake, which opened in December 2011, and HealthSouth Rehabilitation Hospital of Ocala, FL, which opened December 2012. (2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals. Source: FY 2013 CMS Rate Setting File and Medicare Report to Congress, Medicare Payment Policy, March 2012 – pages 239 and 240 • HealthSouth differentiates itself by:  “Best Practices” clinical protocols  Supply chain efficiencies  Sophisticated management information systems  Economies of scale

$1,701 $1,785 $1,878 $2,027 2008 2009 2010 2011 Revenue HealthSouth has a track record of delivering strong operational and financial results (even during periods of reduced Medicare pricing)… ($ in millions) (1) Reconciliation to GAAP provided on slides 24-29. $323 $364 $410 $466 2008 2009 2010 2011 Adjusted EBITDA (1) 103,356 109,106 112,514 118,354 2008 2009 2010 2011 Discharge Volume 8 $9 $155 $181 $243 2008 2009 2010 2011 Adjusted Free Cash Flow (1) Medicare pricing “rolled-back” from Apr. 2008 – Sept. 2009

…and expects another solid year. Original 2012 Adjusted EBITDA Guidance Feb. 23, 2012 $475 million to $485 million (1) Reconciliation to GAAP provided on slides 25, 26, 28, and 29. (2) The Company has not yet closed its books for Q4 and YE 2012 Q4 2012 Preliminary Observations and Considerations (2) :  Discharge growth of approximately 5.4%; New-store discharge growth of 2.4% (120 bps from the consolidation of St. Vincent in Sherwood, AR)  Revenue-per-discharge increase of approximately 2.4%  Q4 2012 includes one-time bonus of approx. $10 million in lieu of October 1, 2012 merit increases for all non-management employees (a 2.25% merit increase would amount to approx. $5.5 million in SWB in Q4 2012). • SWB as a percent of net revenues <50.0%.  Q4 2011 Adjusted EBITDA benefited by $2.4 million from a nonrecurring franchise tax recovery 9 January 7, 2013 (2) $495 million to $498 million Reflects 6.2% to 6.8% growth over 2011 even with the approx. $10 million one-time, non-management bonus in lieu of Oct. 1, 2012 merit increase Oct. 25, 2012 $490 million to $495 million Raised 2012 Adjusted EBITDA Guidance (1)

…and expects another solid year. (cont.)

Revised 2012 Earnings per Share from Continuing Operations Attributable to HealthSouth [1] $1.53 to $1.55

Considerations:

- ✓ Assumes provision for income tax of approx. 39% in 2012 vs. approx. 19% in 2011 [2]
- ✓ Cash taxes expected to be $8 to $12 million

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	$ 466.2	$ 495	$ 498
Interest expense and amortization of debt discounts and fees	(119.4)	(95)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	288	291
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	4	
Professional fees - accounting, tax and legal	(21.0)	(17)	
Loss on early extinguishment of debt	(38.8)	(4)	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-	5	
Pre-tax income	195.9	276	279
Income tax (assumes 39% in 2012)	(37.1) [3]	(107)	(108)
Income from continuing operations [1]	$ 158.8	$ 169	$ 171
Basic shares	93.3	94.6	94.6
Earnings per share [1] [4]	$ 1.42	$ 1.53	$ 1.55

(1) Income from continuing operations attributable to HealthSouth; The Company has not yet closed its books for Q4 and YE 2012
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.

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Business Outlook: 2013 to 2015 (1)

Business Model
- Adjusted EBITDA CAGR: 4-8% (2)(3)
- Adjusted Free Cash Flow CAGR: 10-14% (2)(3)(4)

Revised CAGRs reflect:
- Completion of delevering and refinancing
- Sequestration beginning March 2013

Strategy	2012	2013	2014	2015
Delevering	Maintained **< 3.0x** Debt to Adjusted EBITDA	**< 3.0x** Debt to Adjusted EBITDA (subject to shareholder value-creating opportunities)		
Core Growth	Bed expansion = 95 Unit consolidations = 2	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	De novos 1 - Ocala, FL	**De novos - 2** Littleton, CO; Stuart, FL	**De novos** (target of 4/year)	
	IRF Acquisitions LOI Augusta, GA	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth			**Consider opportunistic, disciplined acquisitions** of complementary post-acute services **Key Considerations:** • Regulatory clarity • Market conditions • Purchase price and terms and conditions	
Key Operational Initiatives	• **TeamWorks** = Care Management • **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization			
	• **Clinical Information System (CIS)** Installed in 13 hospitals	• **CIS:** Company-wide Implementation (target 20 hospitals/year)		
	• **CPR** (Comfort, Professionalism, Respect) Initiative	• **IRF Quality Reporting:** urinary tract infection, wound care		

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's Business Model.
(2) Reconciliation to GAAP provided on slides 24-26, 28, and 29.
(3) These are multi-year CAGRs; annual results may fall outside the range.
(3) Assumes NOL value is exhausted after 2015

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($ Billions) Year-End 2010 Goal: 3.75x to 4.00x (1) Based on 2008 and Sept. 30, 2012 trailing 4 quarters Adjusted EBITDA of $322.6 million and $500.2 million, respectively; reconciliation to GAAP provided on slides 25-29. (2) Reconciliation to GAAP provided on slide 24 (3) Based on the pro forma debt level reflecting the redemption of 10% of the 2018 and 2022 Senior Notes in October 2012. Business Model Tenets: Flexibility and Strong Free Cash Flow Pro forma (2) Sept. 30 Dec. 31, Sept. 30, 2012 2012 2011 Cash Available 96.8$ 163.2$ 30.1$ Revolver Total Line 600.0$ 600.0$ 500.0$ Less: – Draws - - (110.0) – Letters of credit (41.4) (41.4) (44.6) 558.6$ 558.6$ 345.4$ Total Liquidity 655.4$ 721.8$ 375.5$ Available Liquidity 12 $1.81 $1.66 $1.51 $1.25 $1.26 YE 2008 YE 2009 YE 2010 YE 2011 Trailing 4 Qtrs 5.6x(1) 2.5x (1) Debt Outstanding (3) Adjusted Free Cash Flow (2) (b ill io n s) $9 $155 $181 $243 $286 2008 2009 2010 2011 Trailing 4 Qtrs (m ill io n s) HealthSouth has followed a prudent strategy of strengthening its balance sheet while building a flexible business model that generates significant free cash flow. (9/30/12) (9/30/12)

HealthSouth has multiple, flexible opportunities for deploying its Free Cash Flows to increase Shareholder value.

Priorities may shift based on prevailing market conditions

(millions)

		2013 Assumptions	2012 Estimates	2011 Actuals
Growth	**Growth in core business**			
	Bed expansions (target approx. 80 beds/yr)	$25 to $35	$20	$12.5
	De novo hospitals (target 4/yr)	$55 to $75	48	15.6
	Acquisitions (target 2/yr)			
	- Free standing IRFS	TBD	-	-
	- Hospital units	TBD	3	6.5
		$80 to $110, excluding acquisitions	$71	$34.6
		2013 Assumptions	**2012 Estimates**	**2011 Actuals**
Debt Reduction	**Debt pay down, net**	TBD	-	$256.6
	Purchase leased properties (1)	$20 to $125	$23	28.6
Shareholder Distribution	**Convertible preferred stock repurchase ($125 million market repurchases authorization)**	TBD	47	-
	Cash dividends (one time or regular)	TBD	-	-
	Common share repurchase ($125 million authorization)	TBD	-	-
		TBD	$70	$285.2

(1) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; also includes an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

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HEALTHSOUTH

HealthSouth is a company with strong and sustainable business fundamentals. • Bed expansions at existing hospitals • Flexible de novo strategy • Flexible IRF acquisition and unit consolidation strategy • Ability to pursue other post-acute sectors opportunistically Growth Opportunities • Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash income tax expense ($8 - $12 million / year) attributable to NOLs • Substantial free cash flow generation Financial Strength • #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Roll-out of state-of-the-art clinical information system Industry Leading Position • Favorable demographic trends • Nondiscretionary nature of many conditions treated in IRFs • Highly fragmented industry Attractive Healthcare Sector 14 • Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A expense Cost-Effectiveness • Portfolio of strategically located, well-designed physical assets • 100 IRFs (1); 66 owned and 34 long-term, real estate leases • Ability to purchase a number of leased assets Real Estate Portfolio (1) Inclusive of nonconsolidated entities

Appendix 15

2012 Milestones  Volume − 2012 full-year discharge growth of approximately 4.6%; New-store discharge growth of 1.7% (110 bps from the consolidation of St. Vincent in Sherwood, AR)  Growth – De novos − Opened HealthSouth Rehabilitation Hospital of Ocala, FL (40 beds) − Started construction on 34-bed inpatient rehabilitation hospital in Stuart, FL and 40-bed inpatient rehabilitation hospital in Littleton, CO − Received CON approval to build a 50-bed inpatient rehabilitation hospital in the greater Orlando, FL, area − Received CON approval to build a 50-bed inpatient rehabilitation hospital in Newnan,GA  Growth – Acquisition/unit consolidation − Entered into a letter of intent to acquire Walton Rehabilitation Hospital (58 beds) in Augusta, GA (expected to close Q1 2013) − Acquired a 34-bed inpatient rehabilitation unit (consolidated into our existing hospital in San Antonio, TX) − Purchased 12 inpatient rehabilitation beds in Andalusia, AL (to be added to our existing hospital in Dothan, AL in 2013)  Growth – Bed expansion − Added 95 beds to existing hospitals 16

2012 Milestones  Lease buy-out/termination − Purchased real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR − Broke ground on replacement hospital for our currently leased hospital in Ludlow, MA  Operations enhancements − Installed clinical information system (CIS) in 13 additional hospitals  Strengthened balance sheet − Upgraded to Ba3 and BB- by Moody’s and S&P, respectively − Amended and extended senior secured credit facility − Issued $275 million of 5.75% Senior Notes maturing 2024 − Purchased 46,645 shares of our convertible perpetual preferred stock for $46.5 million − Redeemed 10% of the 2018 and 2022 Senior Notes (~$65 million) 17

9 Months 2012 Highlights 18 $377.3 $343.3 $100 $225 $350 $475 +9.9% 9M 2012 9M 2011 Adjusted EBITDA (1) $1,609.0 $1,508.8 $300 $600 $900 $1,200 $1,500 $1,800 +6.6% 9M 2012 9M 2011 Net Operating Revenues 92,159 0 30,000 60,000 90,000 9M 2012 9M 2011 +4.4% Discharge Volume $1.23 $0.00 $0.50 $1.00 $1.50 9M 2012 9M 2011 Earnings Per Share (2) (1) Reconciliation to GAAP provided on slides 25, 26, 28, and 29. (2) Income from continuing operations attributable to HealthSouth per diluted share for the first nine months of 2012 was $1.23 per share compared to $0.90 per share for the same period of 2011. Earnings per share for the first nine months of 2012 reflected strong operating results and an effective income tax rate of approximately 38%. Earnings per share in the first nine months of 2011 reflected a $0.30 per share income tax benefit that resulted from a settlement of federal income tax claims with the Internal Revenue Service for tax years 2007 and 2008 and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims. (millions) (millions) 88,288 $0.90

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 24 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt and discounts and fees 19 Certain Cash Flow Items (2) (millions) 2013 Assumptions 2012 Estimates 2011 Actuals  Cash interest expense (3) $90 to $95 $90 $115.2  Cash payments for taxes $8 to $12 $8 to $12 $9.1  Working capital and other $10 to $20 $25 to $35 $10.6  Maintenance CAPEX $85 to $90 $85 $50.8  Net cash swap-related settlements - - $10.9  Dividends paid on preferred stock $23 $25 $26 2013 maintenance CAPEX is driven by the clinical information system roll-out, hospital renovations, and hospital refresh projects. We expect 2012 Adjusted Free Cash Flow to reflect Adjusted EBITDA growth offset by the working capital change.  Higher maintenance capital expenditures were offset by lower cash interest expense and swap–related settlements

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations Pricing 72% 8% 20% FY 2013 (3) FY 2014 FY 2015 Q4 12 - Q3 13 Q4 13 - Q3 14 Q4 14 - Q3 15 Market basket update (1) 2.7% 2.9% 2.9% Healthcare reform reduction 10 bps 30 bps 20 bps Productiv ity adjustment (1) 70 bps ~ 100 bps ~ 100 bps Medicare Pricing 2013 2014 2015 2-4% 2-4% 2-4% Expected Price Increases Managed Care Medicare Managed Care Other (1) Medicare IRF-PPS Notice for FY 2013 and management’s estimates for FY 2014 and FY 2015. (2) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in March 2013 (as modified by H.R. 8). The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $29 million annually in 2013. (3) We believe based on the Medicare IRF-PPS Notice for FY 2013, HealthSouth should realize a net increase of approx. 2.1% in FY 2013 before applying the effect of sequestration. 20 2% Sequestration (2)

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs declining as a percent of revenue • Bad debt expense of approx. 1.1% to 1.3% 2013 2014 2015 Merit increases (2) 0.5-0.6% 2.0-2.5% 2.0-2.5% Benefit costs in reases 8-10% (2) 5-8% 5-8% General and Administrative ~4.2% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) In Q4 2012, the Company paid an approx. $10 million employee bonus in lieu of an October 1, 2012 merit increase for non-management employees. The 0.5-0.6% represents a 2.0-2.5% increase effective October 1, 2013. Because the October 1, 2012 merit increases were foregone, the Company will absorb all of the medical benefit cost increases in 2013. 21

$0 $10 $20 $30 $40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Total Medicare Spending on Post-Acute Services $63.5 billion in 2011 Note: These numbers are program spending only and do not include beneficiary copayments. Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2012 – Page 6, MedPAC December 2012 Public Meetings transcript (IRF section) pages 321 and 322; (SNF section) page 232; (Home Health section) pages 254 and 256; (LTCH section) pages 376 and 378 Medicare spending on Inpatient Rehabilitation has remained fairly constant as a percent of total Medicare spending. Skilled nursing facilities 22 - 24% Home health agencies 14.8% Inpatient rehabilitation hospitals 9.6% Long-term acute care hospitals 6.9% 22 2011 Medicare Margin Post-Acute Settings Inpatient rehabilitation spending (% of total Medicare spending) 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 1.2% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Projected 2013 Medicare Margins 11 to14% 11.8% 8.3% 5.9%

MedPAC IRF Assessment Summary (December 2012) 23 • Capacity ― IRF capacity and supply were relatively stable in 2011 • Volume ― Volume increased in 2011(volume declined in 2010) • Mix ― Increase in share of IRF cases that meet the compliance threshold (stroke, brain injury, neurological disorders) ― Increasing average patient severity • Margins ― Medicare margins were 9.6% in 2011, up from 8.7% in 2010; projected to be 8.3% in 2013. • Quality ― Risk-adjusted quality remains stable. • Access to capital ― Access to capital appears to be adequate. • MedPAC price recommendation ― 0% update for FY 2014 on the base rate(1) (1) MedPAC makes recommendations in terms of percentage change up and down of the base rate. They do not use formulas like market basket minus productivity and do not take into account the potential effect of sequestration. Sources: MedPAC December 2012 Public Meeting, Assessing Payment Adequacy

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q3		9 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Impact of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Net cash provided by operating activities of continuing operations	107.4	52.9	300.7	203.8	333.6	317.8	400.4	194.7	227.3
Capital expenditures for maintenance (1)	(17.9)	(12.8)	(68.0)	(35.1)	(50.8)	(37.9)	(33.2)	(41.5)	(22.4)
Net settlements on interest rate swaps (2)	-	-	-	(10.9)	(10.9)	(44.7)	(42.2)	(20.7)	0.1
Dividends paid on convertible perpetual preferred stock	(5.8)	(6.5)	(18.9)	(19.5)	(26.0)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.6)	(10.7)	(37.6)	(34.0)	(44.2)	(34.4)	(32.6)	(33.4)	(23.4)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	(73.8)	-	-
Net premium (received) paid on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Cash paid for professional fees - accounting, tax and legal	4.1	4.0	13.2	16.2	21.0	17.2	15.3	18.2	51.6
Cash paid for government, class action and related settlements	(2.6)	-	(2.6)	7.7	5.7	2.9	11.2	7.4	171.4
Income tax refunds related to prior periods	-	(3.5)	-	(6.9)	(7.9)	(13.5)	(63.7)	(89.4)	(457.7)
Adjusted free cash flow	**$ 71.6**	**$ 32.3**	**$ 186.8**	**$ 144.1**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**	**$ (79.1)**

(1) Maintenance capital expenditures are expected to be approx. $85 million in 2012 and $85 to $90 million in 2013.

(2) Final swap payment of $10.9 million was made in March 2011.

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Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 28. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net income 56.8$ 59.9$ 59.9$ 176.6$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (3.5) 0.5 (2.6) Net income attributable to noncontrolling interests (12.6) (13.2) (12.8) (38.6) Income from continuing operations attributable to HealthSouth (2) 44.6 0.40$ 43.2 0.39$ 47.6 0.44$ 135.4 1.23$ Gov't, class action, and related settlements - - (3.5) (3.5) Pro fees - acct, tax, and legal 3.6 5.5 4.1 13.2 Provision for income tax expense 29.1 26.9 28.1 84.1 Interest expense and amortization of debt discounts and fees 23.3 23.0 23.5 69.8 Depreciation and amortization 19.5 20.0 21.3 60.8 Loss on early extinguishment of debt - - 1.3 1.3 Gain on consolidation of St. Vincent Rehabilitation Hospital - - (4.9) (4.9) Net noncash loss on disposal of assets 0.8 0.6 1.6 3.0 Stock-based compensation expense 6.1 5.9 6.1 18.1 Adjusted EBITDA (1) 127.0$ 125.1$ 125.2$ 377.3$ Weighted average common shares outstanding: Basic 94.5 94.6 94.7 94.6 Diluted 108.7 108.0 108.1 108.2 2012 Q1 Q2 9 MonthsQ3 25

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 28. 26 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA (1)

(in millions, except per share data)	Full Year 2008 Total	2008 Per Share	2009 Total	2009 Per Share	2010 Total	2010 Per Share
Net income	$ 281.8		$ 128.8		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(32.5)		(17.7)		(9.2)	
Net income attributable to noncontrolling interests	(29.4)		(34.0)		(40.8)	
Income from continuing operations attributable to HealthSouth [2]	219.9	$ 2.28	77.1	$ 0.58	889.8	$ 8.20
Gain on UBS Settlement	(121.3)		-		-	
Gov't, class action, and related settlements	(67.2)		36.7		1.1	
Pro fees - acct, tax, and legal	44.4		8.8		17.2	
Loss on interest rate swaps	55.7		19.6		13.3	
Provision for income tax benefit	(69.1)		(2.9)		(740.8)	
Interest expense and amortization of debt discounts and fees	159.3		125.7		125.6	
Depreciation and amortization	78.9		67.6		73.1	
Impairment charges, including investments	2.4		1.4		-	
Net noncash loss on disposal of assets	2.0		3.4		1.4	
Loss on early extinguishment of debt	5.9		12.5		12.3	
Stock-based compensation expense	11.7		13.4		16.4	
Other	-		0.4		0.2	
Adjusted EBITDA [1]	$ 322.6		$ 363.7		$ 409.6	
Weighted average common shares outstanding:						
Basic		83.0		88.8		92.8
Diluted		96.4		103.3		108.5

(1) (2) – Notes on page 28.

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Reconciliation Notes for Slides 25-27 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 28

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

(Millions)	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011	Full Year 2011	Full Year 2010	Full Year 2009	Full Year 2008	Full Year 2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Provision for doubtful accounts	(7.0)	(5.1)	(19.8)	(14.9)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	4.1	4.0	13.2	16.2	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts and fees	23.5	26.3	69.8	96.3	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.3	3.1	9.7	8.8	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(12.8)	(11.4)	(38.6)	(34.5)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(0.9)	(2.7)	(3.3)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(2.4)	(4.2)	(7.9)	(9.7)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax (benefit) expense	(0.6)	(0.1)	3.7	(1.5)	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	13.0	37.4	51.4	65.7	49.9	2.8	(2.1)	50.6	5.5
Net premium paid on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Change in government, class action and related settlements liability	(2.6)	-	(2.6)	(6.5)	(8.5)	2.9	11.2	7.4	171.4
Cash used in (provided by) operating activities of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	0.2	(0.4)	0.4	0.1	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 125.2	$ 110.5	$ 377.3	$ 343.3	$ 466.2	$ 409.6	$ 363.7	$ 322.6	$ 306.7

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